                                   Exhibit 8


                  [Watkins Ludlam & Stennis, P.A. Letterhead]





                               [Date of Closing]





Board of Directors                                       Board of Directors
Community Bancshares, Inc.                               Hancock Holding Company
203 N. Railroad Avenue                                   Post Office Box 4019
Independence, LA 70443-9101                              Gulfport, MS 39502

        RE: THE FEDERAL INCOME TAX CONSEQUENCES OF CERTAIN MATTERS ARISING UNDER THE CORPORATE REORGANIZATION PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Gentlemen:

       We have acted as special counsel to Hancock Holding Company, a Mississippi corporation ("HHC"), and Hancock Bank of Louisiana, a Louisiana state bank ("Hancock Bank"), in connection with certain federal income tax matters relating to the transactions described in: (a) that certain Agreement and Plan of Reorganization, dated as of June 19, 1996 (the "Merger Agreement"), by and between Community Bancshares, Inc., a Louisiana corporation ("CBI"), Community State Bank ("Bank"), a Louisiana state bank, Hancock Bank, and HHC,
(b) that certain Company Merger Agreement between CBI and HHC, dated as of June 19, 1996, and (c) that certain Bank Merger Agreement between Bank and Hancock Bank, dated as of June, 1996. This opinion is furnished to you pursuant to
Section 8.2(e) of the Merger Agreement. Except as otherwise defined herein, all capitalized terms herein have the meanings set forth in the Merger Agreement.

       In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement and such other documents as we have deemed necessary or appropriate in order to enable us to render the opinion below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In rendering the opinion set forth below, we

Board of Directors
Community Bancshares, Inc.
Hancock Holding Company
[Date of Closing]
Page 2



have relied upon certain written representations and covenants of the parties to the Company Merger and the Bank Merger set forth in the Certificates which are attached hereto as Exhibits "A," "B," and "C."

       In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service (the "Service") and such other authorities as we have considered relevant.

                   I.  DESCRIPTION OF PROPOSED COMPANY MERGER

       The proposed Company Merger will be structured in accordance with the Merger Agreement, the Company Merger Agreement, the laws of the State of Louisiana, applicable federal law, the statements and representations of the parties to the transactions, and the following descriptions:

       (1) On the Effective Date, CBI will be merged with and into HHC on the terms and subject to the conditions set forth in the Merger Agreement and the Company Merger Agreement, some of which are further described below. HHC will acquire all of the assets and assume all of the liabilities of CBI. HHC will continue in existence as the surviving corporation. CBI will cease to exist at the Effective Date of the Company Merger.

       (2) Except for shares as to which dissenters' rights, if any, have been perfected and not withdrawn or otherwise forfeited under applicable Louisiana law, and except for shares held by certain "Small Shareholders" as described below, on the Effective Date (pursuant to Section 3.1(b) of the Merger Agreement), the issued and outstanding shares of CBI Common Stock shall automatically be exchanged for and converted into the right to receive a fixed number of shares of HHC Common Stock and a fixed amount of cash (collectively the "CBI Exchange Ratio"). Each holder of 25 or fewer shares of CBI Common Stock (a "Small Shareholder"), shall not receive HHC Common Stock, but rather shall be entitled to receive as consideration a fixed cash amount for each share of CBI Common Stock held.

       (3) If after calculation of the CBI Exchange Ratio, a holder of shares of CBI Common Stock is entitled to receive a fraction of a share of HHC's Common Stock, no such fractional share will be issued. In lieu thereof, cash will be paid to such shareholder in an amount equal to such fractional part of a share of HHC Common Stock multiplied by $36.50.

Board of Directors
Community Bancshares, Inc.
Hancock Holding Company
[Date of Closing]
Page 3



       (4) As a result of the Company Merger, the CBI shareholders (other than the Small Shareholders and those CBI shareholders who perfect any applicable dissenters' rights) will become shareholders of HHC.

       (5) After the Company Merger, HHC will continue its historical business in a substantially unchanged manner.

                    II.  DESCRIPTION OF PROPOSED BANK MERGER

       The proposed Bank Merger will be structured in accordance with the Merger Agreement, the Bank Merger Agreement, the laws of the State of Louisiana, the statements and representations of the parties to the transactions, and the following descriptions:

       (1) Immediately after the Company Merger on the Effective Date, Bank will be merged with and into Hancock Bank on the terms and subject to the conditions set forth in the Merger Agreement and the Bank Merger Agreement, some of which are further described below. Hancock Bank will acquire all of the assets and assume all of the liabilities of Bank. Hancock Bank will continue in existence as the surviving corporation. Bank will cease to exist at the Effective Date of the Bank Merger.

       (2) Except for (a) shares as to which dissenters' rights, if any, have been perfected and not withdrawn or otherwise forfeited under applicable Louisiana law, (b) shares held by certain "Small Bank Shareholders" as described below, and (c) shares held by CBI, on the Effective Date (pursuant to Section 3.1(c) of the Merger Agreement), the issued and outstanding shares of Bank Common Stock shall automatically be exchanged for and converted into the right to receive from HHC, a fixed number of shares of HHC Common Stock and a fixed amount of cash (collectively the "Bank Exchange Ratio"). (The holders of such remaining issued and outstanding Bank Common Stock are hereinafter referred to as the "Bank Minority Shareholders.")

       (3) Each holder of 25 or fewer shares of Bank Common Stock (a "Small Bank Shareholder"), shall not receive HHC Common Stock, but rather shall be entitled to receive as consideration from HHC, a fixed cash amount for each share of Bank Common Stock held. The Bank Common Stock held by HHC immediately after and as a result of the Company Merger will be canceled or retired as a result of the Bank Merger, and no additional Hancock Bank Common Stock will be issued to HHC in connection with the Bank Merger.

Board of Directors
Community Bancshares, Inc.
Hancock Holding Company
[Date of Closing]
Page 4



       (4) If after calculation of the Bank Exchange Ratio, a Bank Minority Shareholder is entitled to receive a fraction of a share of HHC Common Stock, no such fractional share will be issued. In lieu thereof, cash will be paid to such shareholder in an amount equal to such fractional part of a share of HHC Common Stock multiplied by $36.50.

       (5) As a result of the Bank Merger, the Bank Minority Shareholders (i.e., shareholders other than the Small Bank Shareholders and those Bank shareholders who perfect any applicable dissenters' rights) will become shareholders of HHC.

       (6)    No Hancock Bank Common Stock will be issued in the Bank Merger.

       (7) The ownership structure between HHC and Hancock Bank will not change as a result of the Bank Merger. After the Bank Merger, Hancock Bank will continue its historical business in a substantially unchanged manner.

                                 III.  OPINION

       In reliance upon the foregoing facts and the representations of the parties to the Merger transactions, and based upon our review of such documents and consideration of such legal matters as we have deemed relevant and sufficient to enable us to render an informed opinion, we are of the opinion that the federal income tax consequences of the proposed Mergers will be as follows:

A.     With respect to the Company Merger:

       1. Provided the proposed Company Merger of CBI with and into HHC qualifies as a statutory merger under applicable state or federal law, the acquisition by HHC of all of the assets of CBI in exchange for the CBI Exchange Ratio, cash, and the assumption of liabilities of CBI will constitute a reorganization within the meaning of Code section 368(a)(1)(A).(1/) HHC and CBI will each be "a party to a reorganization" within the meaning of section
              368(b) of the Code.

       2. No gain or loss will be recognized to CBI on the transfer of all of its assets to HHC in exchange for the CBI Exchange Ratio and cash (all of which will be distributed





--------------------

     _____1/Unless otherwise noted, hereafter all section references are to the Code.

Board of Directors
Community Bancshares, Inc.
Hancock Holding Company
[Date of Closing]
Page 5


              to the CBI shareholders), and the assumption by HHC of the liabilities of CBI (Code sections 361(b)(1)(A) and 357(a)).

       3. No gain or loss will be recognized to HHC upon the receipt by HHC of all of the assets of CBI in exchange for the CBI Exchange Ratio and cash paid to the CBI shareholders and the assumption by HHC of the liabilities of CBI and the liabilities to which the transferred assets are subject (Rev. Rul 57-278, 1957-1 C.B.
              124).

       4. Gain, if any, will be realized by the CBI shareholders who receive HHC Common Stock and cash (i.e., the CBI Exchange Ratio) in exchange for their CBI Common Stock. Such gain will be recognized, but not in excess, in each instance, of the sum of such cash received (section 356(a)(1)). If the exchange has the effect of the distribution of a dividend (determined with the application of section 318(a)), then the amount of the gain recognized that is not in excess of the CBI shareholder's ratable share of undistributed earnings and profits of CBI will be treated as a dividend (section 356(a)(2)). The determination of whether the exchange has the effect of the distribution of a dividend must be made on a shareholder by shareholder basis in accordance with the principles set forth in Commissioner v. Clark, 489 U.S. 726 (1989), Rev. Rul. 93-61, 1993-2 C.B. 118, and
              United States v. Davis, 397 U.S. 301 (1970). The remainder, if any, of the gain recognized will be treated as gain from the exchange of property. No loss will be recognized on the exchange of CBI Common Stock for the CBI Exchange Ratio (section 356(c)).

       5. Where a dissenting CBI shareholder receives solely cash in exchange for all of his or her CBI Common Stock, such cash will be treated as having been received by the shareholder as a distribution in redemption of his or her stock subject to the provisions and limitations of section 302.

       6. In the case of a Small Shareholder of CBI who receives solely cash in exchange for all of his or her CBI Common Stock, such cash will be treated as having been received by the shareholder as a distribution in redemption of his or her stock subject to the provisions and limitations of section 302.

       7. The basis of the HHC Common Stock to be received by certain CBI shareholders (including any fractional share interests to which they may be entitled) will be, in each instance, the same as the basis of the CBI Common Stock surrendered in exchange therefor, decreased by the amount of cash received, and increased by (i) the amount that is treated as a dividend, and (ii) any gain recognized on the exchange

Board of Directors
Community Bancshares, Inc.
Hancock Holding Company
[Date of Closing]
Page 6



              (not including any portion of the gain that is treated as a dividend) (Code section 358(a)(1)).

       8. The holding period of the HHC Common Stock to be received by certain CBI shareholders (including any fractional share interests to which they may be entitled) will include, in each case, the period during which the CBI Common Stock surrendered in exchange therefor was held, provided that the CBI Common Stock is held as a capital asset in the hands of the CBI shareholder on the Effective Date of the Company Merger (Code section 1223(1)).

       9. The basis of the assets of CBI in the hands of HHC will be, in each instance, the same as the basis of those assets in the hands of CBI immediately prior to the Company Merger (Code section 362(b)).

       10. The holding period of CBI's assets in the hands of HHC will, in each instance, include the period during which such assets were held by CBI (Code section 1223(2)).

       11. The payment of cash to CBI shareholders in lieu of fractional shares of HHC Common Stock will be treated for federal income tax purposes as if the fractional shares were distributed as part of the reorganization exchange and then redeemed by HHC. The cash payments will be treated as having been received as distributions in redemption of such stock, subject to the provisions and limitations of section 302 of the Code (Rev. Rul. 66-365, 1966-2 C.B. 116; Rev. Proc. 77-41, 1977-2 C.B. 574).

B.     With respect to the Bank Merger:

       1. Provided the proposed Merger of Bank with and into Hancock Bank qualifies as a statutory merger under applicable Louisiana law, the acquisition by Hancock Bank of substantially all of the assets of Bank in exchange for the Bank Exchange Ratio, cash, and the assumption of liabilities of Bank will constitute a reorganization within the meaning of Code section 368(a)(1)(A) and section 368(a)(2)(D).

              For purposes of this opinion, "substantially all" means at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets of Bank held immediately prior to the Bank Merger. HHC, Hancock Bank, and Bank will each be "a party to a reorganization" within the meaning of section 368(b) of the Code.

Board of Directors
Community Bancshares, Inc.
Hancock Holding Company
[Date of Closing]
Page 7


       2. No gain or loss will be recognized by Bank upon the transfer of substantially all of it assets to Hancock Bank in exchange for the Bank Exchange Ratio and cash (all of which will be distributed to the Bank shareholders), and the assumption by Hancock Bank of the liabilities of Bank (Code sections 361(b)(1)(A) and 357(a)).

       3. No gain or loss will be recognized by either HHC or Hancock Bank on the receipt by Hancock Bank of substantially all of the assets of Bank in exchange for the Bank Exchange Ratio, cash, and the assumption by Hancock Bank of the liabilities of Bank and the liabilities to which the transferred assets are subject (Rev. Rul. 57-278, 1957-1 C.B. 124).

       4. The basis of the assets of Bank in the hands of Hancock Bank will be, in each instance, the same as the basis of those assets in the hands of Bank immediately prior to the Bank Merger (Code section 362(b)).

       5. The holding period of Bank's assets in the hands of Hancock Bank will, in each instance, include the period during which such assets were held by Bank (Code section 1223(2)).

       6. Gain, if any, will be realized by the Bank Minority Shareholders who receive Common Stock and cash (i.e., the Bank Exchange Ratio) in exchange for their Bank Common Stock. Such gain will be recognized, but not in excess, in each instance, of the sum of such cash received (section 356(a)(1)). If the exchange has the effect of the distribution of a dividend (determined with the application of section 318(a)), then the amount of the gain recognized that is not in excess of the Bank Minority Shareholder's ratable share of undistributed earnings and profits of Bank will be treated as a dividend (section 356(a)(2)). The determination of whether the exchange has the effect of the distribution of a dividend must be made on a shareholder by shareholder basis in accordance with the principles set forth in Commissioner v. Clark, 489 U.S. 726 (1989), Rev. Rul. 93-61, 1993-2 C.B. 118, and United States v. Davis, 397 U.S. 301 (1970).
              The remainder, if any, of the gain recognized will be treated as gain from the exchange of property. No loss will be recognized on the exchange of Bank Common Stock for the Bank Exchange Ratio (section 356(c)).

       7. Where a dissenting Bank shareholder receives solely cash in exchange for all of his or her Bank Common Stock, such cash will be treated as having been received by the

Board of Directors
Community Bancshares, Inc.
Hancock Holding Company
[Date of Closing]
Page 8



              shareholder as a distribution in redemption of his or her stock subject to the provisions and limitations of section 302.

       8. In the case of a Small Bank Shareholder who receives solely cash in exchange for all of his or her Bank Common Stock, such cash will be treated as having been received by the shareholder as a distribution in redemption of his or her stock subject to the provisions and limitations of section 302.

       9. The basis of the HHC Common Stock to be received by the Bank Minority Shareholders (including any fractional share interests to which they may be entitled) will be, in each instance, the same as the basis of the Bank Common Stock surrendered in exchange therefor, decreased by the amount of cash received, and increased by (i) the amount that is treated as a dividend, and
              (ii) any gain recognized on the exchange (not including any portion of the gain that is treated as a dividend) (Code section 358(a)(1)).

       10. The holding period of the HHC Common Stock to be received by the Bank Minority Shareholders (including any fractional share interests to which they may be entitled) will include, in each case, the period during which the Bank Common Stock surrendered in exchange therefor was held, provided that the Bank Common Stock is held as a capital asset in the hands of the Bank Minority Shareholder on the Effective Date of the Bank Merger (Code section 1223(1)).

       11. The payment of cash to Bank Minority Shareholders in lieu of fractional shares of HHC Common Stock will be treated for federal income tax purposes as if the fractional shares were distributed as part of the reorganization exchange and then redeemed by HHC. The cash payments will be treated as having been received as distributions in redemption of such stock, subject to the provisions and limitations of section 302 of the Code (Rev. Rul. 66-365, 1966-2 C.B. 116; Rev. Proc. 77-41, 1977-2 C.B. 574).

       We have qualified our opinions by reference to the Code, the Treasury Regulations promulgated thereunder, and existing judicial and administrative interpretations thereof. In so opining, we have relied upon the foregoing facts and representations and have reviewed such documents and have considered such legal matters as we have deemed relevant and sufficient to enable us to render an informed opinion. While we have not been requested nor have we undertaken to make independent investigations to verify the representations and statements described above or set forth in the Certificates attached as Exhibits "A," "B," and "C," based upon our discussions with

Board of Directors
Community Bancshares, Inc.
Hancock Holding Company
[Date of Closing]
Page 9


representatives of the parties and our limited review of certain background material, we believe that it is reasonable for us to rely on such representations and statements.

       Our opinion is limited to the specific opinions expressed above, and no other opinions are intended nor should they be inferred. An opinion of counsel has no binding effect upon the Service and no assurances can be given that the conclusions reached in any opinion will not be contested by the Service, or if contested, will be sustained by a court.

       The opinions we have expressed above are based on the facts and representations outlined herein being correct in all material respects as of the dates indicated or at the time of the proposed transactions as the case may be. In the event that one or more of the facts or representations are incorrect for any such time, our opinion would likely be substantially different than that expressed above.

       The opinion expressed herein is for the sole benefit of HHC, CBI, Bank, and Hancock Bank, together with their respective shareholders for their use in connection with the proposed Mergers, and is not to be used, delivered to or relied upon by any other party for any other purpose, and may not be circulated, quoted, or otherwise referred to for any other purpose without our prior written consent.

                                               Very truly yours,


                                               /s/WATKINS LUDLAM & STENNIS, P.A.

                   CERTIFICATE OF HANCOCK HOLDING COMPANY AND
                           COMMUNITY BANCSHARES, INC.
             RELATING TO SECTION 368 OPINION ON THE COMPANY MERGER


       This Certificate has been requested by the law firm of Watkins Ludlam & Stennis, P.A. in connection with the rendering of its opinion as to certain federal income tax consequences relating to the merger of Community Bancshares, Inc. ("CBI") with and into Hancock Holding Company ("HHC") (the "Company Merger") as such transaction is described in that certain Agreement and Plan of Reorganization by and between CBI, Community State Bank ("Bank") Hancock Bank of Louisiana ("Hancock Bank") and HHC, dated as of June 19, 1996 (the "Merger Agreement"). Watkins Ludlam & Stennis, P.A. will rely on the representations stated hereinafter, as well as on other facts, assumptions, and representations described in its opinion letter dated [____________, 1996 (date of closing)] (the "WL&S Tax Opinion") in opining on the federal income tax issues stated therein. Accordingly, this Certificate is an integral part of the WL&S Tax Opinion. Unless otherwise noted, all defined or capitalized terms used in this Certificate have the same meaning ascribed to such terms in the Merger Agreement or in the WL&S Tax Opinion.

       The following representations numbered 1, 7, 8, 11, 12, 13 and 15 are being made jointly by HHC and CBI in connection with the Company Merger; the following representations numbered 3, 4, 6, 9, and 14 are being made individually by HHC; and the following representations numbered 2, 5, 9, and 10 are being made individually by CBI:

The fair market value of the HHC Common Stock and cash (or, where the CBI shareholder is entitled to receive cash only, the cash) received in the merger exchange by each CBI shareholder will be approximately equal to the fair market value of the CBI common stock (the "CBI Common Stock") surrendered in the exchange.

       1. To the best of the knowledge of management of CBI, there is no plan or intention on the part of any of the shareholders of CBI who own one percent (1%) or more of the CBI Common Stock, and to the best of the knowledge of management of CBI, there is no plan or intention on the part of the remaining shareholders of CBI, to sell, exchange, or otherwise dispose of, including through any put arrangement, a number of shares of HHC Common Stock received in the Company Merger that would reduce the CBI shareholders' ownership of HHC Common Stock to a number of shares having a value, as of the date of the Company Merger, of less than fifty percent (50%) of the value of all of the formerly outstanding stock of CBI as of the same date. For purposes of this representation, shares of CBI Common Stock exchanged for cash in lieu of fractional shares of HHC Common Stock, exchanged for cash or other property, or surrendered by dissenters will be treated as outstanding shares of CBI Common Stock on the date of the Company Merger. Moreover, shares of CBI Common Stock and shares of HHC Common Stock held by CBI shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Company Merger will be considered as part of this representation.



                         EXHIBIT "A" TO TAX OPINION

       2. HHC has no plan or intention to reacquire any of its stock issued in the Company Merger.

       3. HHC has no plan or intention to sell or otherwise dispose of any of the assets of CBI acquired in the Company Merger, except for dispositions made in the ordinary course of business, or transfers described in section 368(a)(2)(C) of the Code.

       4. The liabilities of CBI assumed by HHC and the liabilities, if any, to which the transferred assets of CBI are subject, were incurred by CBI in the ordinary course of its business.

       5. Following the Company Merger, HHC will continue the historic business of CBI or use a significant portion of CBI's historic business assets in a business.

       6. HHC, CBI, and the shareholders of CBI will pay their respective expenses, if any, incurred in connection with the Company Merger (subject to representation 14 below).

       7. There is no intercorporate indebtedness existing between HHC and CBI that was issued, acquired, or that will be settled at a discount.

       8.     Neither HHC nor CBI is an investment company as defined in Code section 368(a)(2)(F)(iii) and (iv).

       9. CBI is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

       10. The fair market value of the assets of CBI transferred to HHC will equal or exceed the sum of the liabilities assumed by HHC, plus the amount of the liabilities, if any, to which the transferred assets are subject.

       11. The payment of cash in lieu of fractional shares of HHC Common Stock is solely for the purpose of avoiding the expense and inconvenience to HHC of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Company Merger to the CBI shareholders instead of issuing fractional shares of HHC Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Company Merger to the CBI shareholders in exchange for their shares of CBI Common Stock. The fractional share interests of each CBI shareholder will be aggregated, and no CBI shareholder will receive cash (in payment for fractional share interests) in an amount equal to or greater than the value of one (1) full share of HHC Common Stock.

       12. None of the compensation received by any shareholder-employee of CBI pursuant to any employment, consulting or similar arrangement is or will be separate consideration for, or allocable to, any of his shares of CBI Common Stock; none of the shares of HHC Common Stock received by any shareholder-employee of CBI pursuant to the Company Merger will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee of CBI pursuant to any employment, consulting or similar arrangement is or will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

       13. HHC will pay or assume only those expenses of CBI that are solely and directly related to the Company Merger in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.

       14. The information in the "Background Facts Concerning Corporate Parties" relative to HHC and CBI as set forth in Part I of the WL&S Tax Opinion is true and accurate as of the date of this Certificate.

       HHC and CBI hereby certify that the noted officer of each corporation executing this Certificate has knowledge of the pertinent information set forth herein and that he has examined the foregoing representations and, to the best of such officer's knowledge and belief, the representations made are true, complete and correct as of the effective date, ________________, 1996, of this Certificate, and he further certifies that he is duly authorized and empowered to execute and deliver this Certificate.

                                       HANCOCK HOLDING COMPANY


                                       By:
                                           ------------------------------------
                                       Title:
                                             ----------------------------------


                                       COMMUNITY BANCSHARES, INC.


                                       By:
                                          -------------------------------------
                                       Title:
                                             ----------------------------------

                      CERTIFICATE OF COMMUNITY STATE BANK
               RELATING TO SECTION 368 OPINION ON THE BANK MERGER


         This Certificate has been requested by the law firm of Watkins Ludlam & Stennis, P.A. in connection with the rendering of its opinion as to certain federal income tax consequences relating to the merger of Community State Bank ("Bank") with and into Hancock Bank of Louisiana ("Hancock Bank") (the "Bank Merger") as such transaction is described in that certain Agreement and Plan of Reorganization by and between Community Bancshares, Inc. ("CBI"), Bank, Hancock Holding Company ("HHC"), and Hancock Bank dated as of June 19, 1996 (the "Merger Agreement"). Watkins Ludlam & Stennis, P.A. will rely on the representations stated hereinafter, as well as on other facts, assumptions, and representations described in its opinion letter dated [____________________, 1996 (date of closing)] (the "WL&S Tax Opinion") in opining on the federal income tax issues stated therein. Accordingly, this Certificate is an integral part of the WL&S Tax Opinion. Unless otherwise noted, all defined or capitalized terms used in this Certificate have the same meaning ascribed to such terms in the Merger Agreement or in the WL&S Tax Opinion.

         The following representations are being made in connection with the Bank Merger:

         1. The fair market value of the HHC Common Stock and cash (or, where a Bank shareholder is entitled to receive cash only, the cash) received in the Bank Merger exchange by each Bank shareholder (collectively, the "HHC Consideration") will be approximately equal to the fair market value of the Bank Common Stock surrendered in the exchange.

         2. The aggregate fair market value of the HHC Common Stock portion of the HHC Consideration will, on the Effective Date of the Bank Merger, constitute at least fifty-one percent (51%) of the total fair market value of the HHC Consideration exchanged in the Bank Merger.

         3. To the best of the knowledge of management of Bank, there is no plan or intention by the shareholders of Bank who own one percent (1%) or more of the Bank Common Stock, and to the best of the knowledge of management of Bank there is no plan or intention on the part of the remaining shareholders of Bank, to sell, exchange, or otherwise dispose of a number of shares of HHC Common Stock received in the Bank Merger that would collectively reduce the Bank shareholders' ownership of HHC Common Stock to a number of shares having a value, as of the date of the Bank Merger, of less than fifty percent (50%) of the value of all of the formerly outstanding stock of Bank as of the same date. For purposes of this representation, shares of Bank Common Stock exchanged for cash in lieu of fractional shares of HHC Common Stock, exchanged for cash or other property, or surrendered by dissenters will be treated as outstanding shares of Bank Common Stock on the date of the Bank Merger. Moreover, shares of Bank Common Stock





                         EXHIBIT "B" TO TAX OPINION
                 and shares of HHC Common Stock held by Bank shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Bank Merger will be considered as part of this representation.

         4. Bank will transfer and Hancock Bank will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Bank immediately prior to the Bank Merger. For purposes of this representation, amounts paid by Bank to dissenters, assets used by Bank to pay its reorganization expenses, amounts paid by Bank to shareholders who receive cash or other property in connection with the Bank Merger, and all redemptions and distributions (except for regular, normal dividends) made by Bank immediately preceding the Bank Merger, are included as assets of Bank held immediately prior to the Bank Merger.

         5. The liabilities of Bank assumed by Hancock Bank and the liabilities, if any, to which the transferred assets of Bank are subject, were incurred by Bank in the ordinary course of its business.

         6. Bank and the shareholders of Bank will pay their respective expenses, if any, incurred in connection with the Bank Merger (subject to representation 14 below).

         7. There is no intercorporate indebtedness existing between HHC and Bank or between Hancock Bank and Bank that was issued, acquired, or will be settled at a discount.

         8. Bank is not an investment company as defined in Code section 368(a)(2)(F)(iii) and (iv).

         9. Bank is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

         10. The fair market value of the assets of Bank transferred to Hancock Bank will equal or exceed the sum of the liabilities assumed by Hancock Bank, plus the amount of the liabilities, if any, to which the transferred assets are subject.

         11.     No stock of Hancock Bank will be issued in the Bank Merger.

         12. The payment of cash in lieu of fractional shares of HHC Common Stock is solely for the purpose of avoiding the expense and inconvenience to HHC of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Bank Merger to the Bank shareholders instead of issuing fractional shares of HHC Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Bank Merger to the Bank shareholders in exchange for their shares of Bank Common Stock. The fractional share interests of each Bank shareholder will be aggregated, and no Bank shareholder will receive cash (in payment for fractional share interests) in an amount equal to or greater than the value of one (1) full share of HHC Common Stock.

         13. None of the compensation received by any shareholder-employee of Bank pursuant to any employment, consulting or similar arrangement is or will be separate consideration for, or allocable to, any of his shares of Bank Common Stock; none of the shares of HHC Common Stock received by any shareholder-employee of Bank pursuant to the Bank Merger will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee of Bank pursuant to any employment, consulting or similar arrangement is or will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

         14. Hancock Bank will pay or assume only those expenses of Bank that are solely and directly related to the Bank Merger in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.

         15. The information in the "Background Facts Concerning Corporate Parties" relative to Bank as set forth in Part I of the WL&S Tax Opinion is true and accurate as of the date of this Certificate.

         Bank hereby certifies that the officer of the corporation executing this Certificate has knowledge of the pertinent information set forth herein and that he has examined the foregoing representations and, to the best of such officer's knowledge and belief, the representations made are true, complete and correct as of the date, ______________, 1996, of this Certificate, and he further certifies that he is duly authorized and empowered to execute and deliver this Certificate.

                                      COMMUNITY STATE BANK

                                      By:
                                         --------------------------------------

                                      Title:
                                            -----------------------------------

                   CERTIFICATE OF HANCOCK HOLDING COMPANY AND
                     HANCOCK BANK OF LOUISIANA RELATING TO
                     SECTION 368 OPINION ON THE BANK MERGER


         This Certificate has been requested by the law firm of Watkins Ludlam & Stennis, P.A. in connection with the rendering of its opinion as to certain federal income tax consequences relating to the merger of Community State Bank ("Bank") with and into Hancock Bank of Louisiana ("Hancock Bank") (the "Bank Merger") as such transaction is described in that certain Agreement and Plan of Reorganization by and between Community Bancshares, Inc. ("CBI"), Bank, Hancock Holding Company ("HHC"), and Hancock Bank dated as of June 19, 1996 (the "Merger Agreement"). Watkins Ludlam & Stennis, P. A. will rely on the representations stated hereinafter, as well as on other facts, assumptions, and representations described in its opinion letter dated [____________________, 1996 (date of closing)] (the "WL&S Tax Opinion") in opining on the federal income tax issues stated therein. Accordingly, this Certificate is an integral part of the WL&S Tax Opinion. Unless otherwise noted, all defined or capitalized terms used in this Certificate have the same meaning ascribed to such terms in the Merger Agreement or in the WL&S Tax Opinion.

         The following representations are being made in connection with the Bank Merger:

         1. Prior to the Bank Merger, HHC will be in control of Hancock Bank within the meaning of section 368(c)(1) of the Code.

         2. Following the Bank Merger, Hancock Bank will not issue additional shares of its stock that would result in HHC losing control of Hancock Bank within the meaning of section 368(c)(1) of the Code.

         3. HHC has no plan or intention to reacquire any of the HHC Common Stock issued in the Bank Merger.

         4. HHC has no plan or intention to liquidate Hancock Bank; to merge Hancock Bank with and into another corporation; to sell or otherwise dispose of the stock of Hancock Bank; or to cause Hancock Bank to sell or otherwise dispose of any of the assets of Bank acquired in the Bank Merger, except for dispositions made in the ordinary course of business or transfers described in section 368(a)(2)(C) of the Code.

         5. Following the Bank Merger, Hancock Bank will continue the historic business of Bank or use a significant portion of Bank's historic business assets in a business.

         6. HHC, Hancock Bank, Bank, and the shareholders of Bank will pay their respective expenses, if any, incurred in connection with the Bank Merger (subject to representation 9 below).

         7. There is no intercorporate indebtedness existing between HHC and Bank or between Hancock Bank and Bank that was issued, acquired, or will be settled at a discount.





                         EXHIBIT  C  TO TAX OPINION

         8. Neither HHC nor Hancock Bank is an investment company as defined in Code section 368(a)(2)(F)(iii) and (iv).

         9. Hancock Bank will pay or assume only those expenses of Bank that are solely and directly related to the Bank Merger in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.

         10.     No stock of Hancock Bank will be issued in the Bank Merger.

         11. The payment of cash in lieu of fractional shares of HHC Common Stock is solely for the purpose of avoiding the expense and inconvenience to HHC of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Bank Merger to certain of the Bank shareholders instead of issuing fractional shares of HHC Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Bank Merger to the Bank shareholders in exchange for their shares of Bank Common Stock. The fractional share interests of each Bank shareholder of record will be aggregated, and no Bank shareholder, will receive cash (in payment of fractional share interests) in an amount equal to or greater than the value of one (1) full share of HHC Common Stock.

         12. The fair market value of the HHC Common Stock portion of the total consideration paid by HHC in the Bank Merger will, on the Effective Date of the Bank Merger, constitute at least fifty-one percent (51%) of the fair market value of the total consideration paid by HHC in the Bank Merger.

         13. The information in the "Background Facts Concerning Corporate Parties" relative to HHC and Hancock Bank as set forth in Part I of the WL&S Tax Opinion is true and accurate as of the date of this Certificate.

         HHC and Hancock Bank hereby certify that the officer of the corporation executing this Certificate has knowledge of the pertinent information set forth herein and that he has examined the foregoing representations and, to the best of such officer's knowledge and belief, the representations made are true, complete and correct as of the date, ________________, 1996, of this Certificate, and he further certifies that he is duly authorized and empowered to execute and deliver this Certificate.

                                     HANCOCK HOLDING COMPANY

                                     By:
                                        ---------------------------------------
                                     Title:
                                           ------------------------------------

                                     HANCOCK BANK OF LOUISIANA

                                     By:
                                        ---------------------------------------
                                     Title:
                                           ------------------------------------




                                      2